Exhibit 5.1

June 9, 2004

Range Resources Corporation
777 Main Street, Suite 8000
Fort Worth, Texas 76102

Ladies and Gentlemen:

     We have acted as counsel to Range Resources Corporation, a Delaware corporation (the “Company”) in connection with the offering and sale (the “Offering”) by the Company of up to 12,190,000 shares of Common Stock (the “Common Stock”) pursuant to the Underwriting Agreement dated June 9, 2004 by and among the Company and the underwriters named therein (the “Underwriting Agreement”). We participated in the preparation of (i) the registration statement on Form S-3/A (Registration Statement No. 333-76837) filed with the Securities and Exchange Commission (the “Commission”) on September 24, 1999, under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on September 24, 1999 (the “1999 Registration Statement”), and (ii) the registration statement on Form S-3 (Registration No. 333-116326) filed with the Commission on June 9, 2004 under Rule 462(b) of the Securities Act which became effective upon filing (the “462(b) Registration Statement” together with the 1999 Registration Statement, the “Registration Statement”), pursuant to which the Common Stock to be offered and sold in the Offering was registered under the Securities Act. In connection with the Offering, a final prospectus supplement dated June 9, 2004 (the “Prospectus Supplement”), which together with the base prospectus filed with the 1999 Registration Statement at the time it became effective shall constitute the “Prospectus,” has been filed pursuant to Rule 424(b) promulgated under the Securities Act. Capitalized terms used but not defined herein shall have the meanings given such terms in the Underwriting Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof and such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

     In connection with this opinion letter, we have assumed that (i) the Registration Statement, and any amendment thereto (including post-effective amendments), will have become and at the time hereof remains effective under the Securities Act, (ii) all Common Stock to be offered and sold by the Company pursuant to the Registration Statement will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in (and in amounts permitted by) the Registration Statement and the Prospectus Supplement, (iii) at the time of any offering or sale of any shares of Common Stock to be offered and sold by the Company pursuant to the Registration Statement, the Company will

June 9, 2004

have such number of shares of Common Stock, as set forth in such offering or sale, authorized and available for issuance, and (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     Based upon such examination and review and the foregoing assumptions, we are of the opinion that when (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock to be offered and sold by the Company pursuant to the Registration Statement and (b) such shares of Common Stock have been issued and sold by the Company as contemplated in the Registration Statement in accordance with the Underwriting Agreement and paid for by the underwriters thereunder in accordance therewith, all such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the United States of America and to the Delaware General Corporation Law as in effect on the date hereof and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

/s/ Vinson & Elkins L.L.P.